UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On July 29, 2003, 8x8, Inc. issued a press release announcing a private placement of equity securities. A copy of the foregoing press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit	Description
4.10

Unit Subscription Agreement dated July 29, 2003 by and among the Registrant and the Investors party thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Unit Subscription Agreement have been omitted. 8x8 agrees to furnish such schedules and exhibits supplementally to the SEC upon request.)

4.11

Investor Rights Agreement dated July 29, 2003 by and among the Registrant and the Investors party thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Investor Rights Agreement have been omitted. 8x8 agrees to furnish such schedules and exhibits supplementally to the SEC upon request.)

4.12	Form of Common Stock Warrant issued to the Investors by the Registrant.
99.1	Press release dated July 29, 2003.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2003

8X8, INC.

By:	/s/ JAMES SULLIVAN

James Sullivan
Chief Financial Officer, Vice President of Finance and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
4.10*

Unit Subscription Agreement dated July 29, 2003 by and among the Registrant and the Investors party thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Unit Subscription Agreement have been omitted. 8x8 agrees to furnish such schedules and exhibits supplementally to the SEC upon request.)

4.11*

Investor Rights Agreement dated July 29, 2003 by and among the Registrant and the Investors party thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Investor Rights Agreement have been omitted. 8x8 agrees to furnish such schedules and exhibits supplementally to the SEC upon request.)

4.12*	Form of Common Stock Warrant issued to the Investors by the Registrant.
99.1*	Press release dated July 29, 2003.

*    Also provided in PDF format as a courtesy.